EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby  consent  to the  inclusion  in the  Prospectus  of this  Registration
Statement on Form SB-2 or our report dated April 3, 1997 (except as noted therein) on the financial statements of Franklin Consolidated Mining Co, Inc. as of and for the years ended December 31, 1996 and 1995 and the period from December 1, 1976 (inception) to December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.

                                                       /s/ J.H. COHN LLP
                                                           J.H. COHN LLP
Roseland, New Jersey
June 12, 1997